Exhibit 99.1

DUCOMMUN INCORPORATED

PERFORMANCE STOCK UNIT AGREEMENT

This performance stock unit agreement is made as of January 1, 2012 (the “Effective Date”), between Ducommun Incorporated, a Delaware corporation (the “Corporation”), and                     (“Award Holder”).

R E C I T A L S

This performance stock unit agreement is pursuant to the 2007 Stock Incentive Plan (the “Plan”).

A G R E E M E N T S

1. Grant. The Corporation hereby grants to the Award Holder an award (the “Award”) with a target (if the Corporation achieves the target level performance goals described in Exhibit A) of     performance stock units (the “Target Units”), and a maximum of up to two hundred percent (200%) of the Target Units (if Corporation achieves the maximum level performance goals described in Exhibit A), in each case subject to certain adjustments as described herein. Each performance stock unit represents the right to receive one share of Common Stock, subject to the conditions set forth in this performance stock unit agreement and the Plan.

2. Definitions. Unless the context clearly indicates otherwise, and subject to the terms and conditions of the Plan as the same may be amended from time to time, the following terms, when used in this performance stock unit agreement, shall have the meanings set forth in this Section 2.

“Common Stock” shall mean the Common Stock, $.01 par value, of the Corporation or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 7 of this performance stock unit agreement.

“Subsidiary” shall mean a corporation or other form of business entity more than 50% of the voting shares of which is owned or controlled, directly or indirectly, by the Corporation and which is designated by the Committee for participation in the Plan by the key employees thereof.

“Committee” shall mean the Compensation Committee of the Board of Directors of the Corporation, or if there is no such committee acting, the Board of Directors of the Corporation.

3. Vesting. The Award shall vest at the end of the 3-year performance period, beginning as of January 1, 2012 and ending on December 31, 2014 (the “Performance Period”). The vesting of the Award shall be subject to the Corporation achieving during the Performance Period the Diluted Earnings Per Share and the Leverage Ratios, as provided in Exhibit A attached hereto. Following the end of each fiscal year of the Performance Period and the collection of relevant data necessary to determine the extent to which the performance goals set forth in Exhibit A have been satisfied, the Committee will determine: (a) the amount of Diluted Earnings Per Share and the Leverage Ratio that was achieved by the Corporation for each fiscal year of the Performance Period, and (b) the percentage of the Target Units for each fiscal year that will become Vested Units (as defined in Exhibit A) as of the last day of the Performance Period. The Committee shall make these determinations in its sole discretion. The level of achievement of Diluted Earnings Per Share and the Leverage Ratio shall be evidenced by the Committee’s written certification, in accordance with Internal Revenue Code Section 162(m). For the avoidance of doubt, any performance stock units subject to this Award that do not vest in accordance with the forgoing shall expire without consideration at the end of the Performance Period.

4. Settlement of Vested Units. Upon the vesting of all or a portion of the Award, one share of Common Stock shall be issuable for each Vested Unit (as defined in Exhibit A) (the “PSU Shares”). Thereafter, the Corporation will transfer such PSU Shares to the Award Holder upon the Committee’s written certification as set forth in Section 3 and the satisfaction of any required tax withholding obligations, securities law registration or other requirements, and applicable stock exchange listing. No fractional shares shall be issued with respect to the Award. The Award Holder shall not acquire or have any rights as a shareholder of the Corporation by virtue of this performance stock unit agreement (or the Award evidenced hereby) until the certificates representing shares of Common Stock issuable pursuant to this Award are actually issued and delivered to the Award Holder in accordance with the terms of the Plan and this performance stock unit agreement.

5. Change in Control.

(a) In the event that a Change in Control occurs, the Target Units shall be deemed to have become fully vested immediately prior to the consummation of the Change in Control, provided, however, that the Committee may, in its discretion, increase (but not decrease) the number of performance stock units that are deemed to vest in the event of a Change in Control up to a maximum of two hundred percent (200%) of the Target Units.

(b) For purposes of this performance stock unit agreement, a “Change in Control” of the Corporation shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that, without limitation, such a change in control shall be deemed conclusively to have occurred if (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Corporation, (ii) the shareholders of the corporation approve that the Corporation be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Corporation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the shareholders of the Corporation approve that the Corporation sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not a wholly-owned subsidiary and all government regulatory approvals necessary for the consummation of such transaction shall have been obtained, (iv) a person, as defined in Sections 13(d) and 14(d) (as in effect on the date hereof) of the Exchange Act, shall acquire 35% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), (v) the shareholders of the Corporation approve a plan or proposal for the liquidation or dissolution of the Corporation and all government regulatory approvals necessary for the consummation of such transaction shall have been obtained, or (vi) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3 (as in effect on the date hereof) under the Exchange Act. A sale or other change in control of any Subsidiary of the Corporation by which the Award Holder is employed shall not be deemed a Change in Control of the Corporation for purposes of this Agreement.

6. Termination. If the Award Holder’s employment with the Corporation or a Subsidiary terminates before the end of the Performance Period for any reason, except as provided in this Section 6 or in Section 5 above, then the Award will be forfeited and cancelled and surrendered to the Corporation without payment of any consideration, effective on the date of the Award Holder’s termination of employment. Upon the termination of the Award Holder’s employment with the Corporation or a Subsidiary as a result of (a) death or “permanent disability” (as defined herein) or (b) “retirement” (as defined herein), the Target Units covered by the Award shall be reduced to a number of performance stock units equal to the Target Units set forth in Section 1 multiplied by a fraction, (i) the numerator of which equals the number of full calendar quarters that have elapsed between the Effective Date and the date of termination of employment and (ii) the denominator of which equals twelve (12). The performance stock units (as reduced) shall then vest as provided in Sections 3 and 5 above, provided that the Award Holder has not rendered services, directly or indirectly, to any third party engaged in competition with the Corporation or its Subsidiaries. As used herein, the term “retirement” shall mean that, on the date on which the Award Holder terminates employment with the Corporation or a Subsidiary, either (x) the Award Holder is sixty-five (65) or more years of age, or (y) the combination of the Award Holder’s age plus years of service equals not less than seventy (70). As used herein, the term “permanent disability” shall mean the date on which the Award Holder has not worked or been able to work due to physical or mental incapacity for a period of one hundred eighty (180) consecutive days.

7. Adjustments

(a) If the outstanding shares of Common Stock of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation through recapitalization (other than the conversion of convertible securities according to their terms), reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made, or if the Corporation shall spin-off, spin-out or otherwise distribute assets with respect to the outstanding shares of Common Stock of the Corporation, an appropriate and proportionate adjustment shall be made, in the number of performance stock units subject to this Award.

(b) In the event of the dissolution or liquidation of the Corporation, or upon any merger, consolidation or reorganization of the Corporation with any other corporations or entities as a result of which the Corporation is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Corporation or the acquisition of more than 80% of the stock of the Corporation by another corporation or entity, there shall be substituted for each of the shares of Common Stock then subject to this Award the number and kind of shares of stock, securities or other assets which would have been issuable or payable in respect of or in exchange for such Common Stock then subject to the Award, as if the Award Holder had been the owner of such shares as of the transaction date. Any securities so substituted shall be subject to similar successive adjustments.

8. No Right to Continued Employment. Nothing in the Plan, in this performance stock unit agreement or in any other instrument executed pursuant thereto shall confer upon the Award Holder any right to continue in the employ of the Corporation or any Subsidiary of the Corporation or shall interfere in any way with the right of the Corporation or any such Subsidiary to at any time terminate the employment of the Award Holder with or without cause.

9. Legal Requirements. No shares issuable under this Award shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal and state law and of the Securities and Exchange Commission pertaining to the issuance and sale of such shares and any applicable listing requirements of any national securities exchange on which shares of the same class are then listed, shall have been fully complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation or any Subsidiary of the Corporation may deem desirable to assure compliance with all applicable legal requirements.

10. No Rights as a Shareholder. Neither the Award Holder nor any beneficiary or other person claiming under or through the Award Holder shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such shares of Common Stock, if any, as shall have been issued or transferred to such person.

11. Withholding. The Corporation or any Subsidiary of the Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation or such Subsidiary determines it is required to withhold in connection with this performance stock unit agreement and the transactions contemplated hereby, and the Corporation or any such Subsidiary may require the Award Holder to pay to the Corporation or such Subsidiary in cash any amount or amounts which may be required to be paid as withheld taxes in connection with any issuance of Common Stock pursuant to this Award or any other transaction contemplated hereby as a condition to the issuance of shares of the Common Stock, provided, however, that any amount withheld for taxes in connection with this Award may, at the election of the Award Holder, be paid with previously issued shares of Common Stock or the deduction of shares of Common Stock to be issued in connection with this Award.

12. No Assignments. Neither this performance stock unit agreement, nor this Award nor any other rights and privileges granted hereby shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law of descent and distribution. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of this performance stock unit agreement, this Award or any other right or privilege granted hereby contrary to the provisions hereof, this performance stock unit agreement, this Award and all of such rights and privileges shall immediately become null and void.

13. Other Programs. Nothing contained in this performance stock unit agreement shall affect the right of the Award Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit-sharing or other employee benefit plan or program of the Corporation or of any Subsidiary of the Corporation.

14. The Plan. The Award hereby granted is subject to, and the Corporation and Award Holder agree to be bound by all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment may adversely affect the Award Holder’s rights under this performance stock unit agreement. Award Holder acknowledges receipt of a complete copy of the Plan.

15. Committee Authority. All questions arising under the Plan or under this performance stock unit agreement shall be decided by the Committee in its total and absolute discretion. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this performance stock unit agreement, all of which shall be binding upon the Award Holder to the maximum extent permitted by the Plan.

16. Consideration. The consideration for the rights and benefits conferred on Award Holder by this Award are the services rendered by the Award Holder after and not before the grant of this Award.

17. Applicable Law. This Award has been granted as of the effective date set forth above at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

DUCOMMUN INCORPORATED

By:
Chief Executive Officer
By:
Secretary

Award Holder

By his or her signature, the spouse of the Award Holder hereby agrees to be bound by all the terms and conditions of this written performance stock unit agreement.

Spouse of Award Holder

PERFORMANCE STOCK UNIT AGREEMENT

Dated as of January 1, 2012

Exhibit A

For purposes of this performance stock unit agreement, the “Diluted Earnings Per Share” means the diluted earnings per share of the Corporation for each of the Corporation’s fiscal years ending December 31, 2012, December 31, 2013 and December 31, 2014 as included in the Corporation’s audited financial statements, subject to adjustment as provided herein. The Diluted Earnings Per Share shall be adjusted (as determined by the Committee) (i) for changes in accounting, (ii) for discontinued operations (including businesses and product lines that are sold), (iii) to exclude gain or loss on the sale of any business or product line, (iv) to exclude any asset impairment write-offs or charges (whether of goodwill, intangible or tangible assets), (v) to exclude any transaction-related costs or expenses arising in connection with the purchase or sale of any business or product line, including but not limited to the effects of Statement of Financial Accounting Standards No. 141R, and (vi) to exclude any costs or expenses arising in connection with the refinancing, restructuring or prepayment of any Debt, including but not limited to the unamortized portion of any original issue discount, the unamortized portion of any original issue costs and expenses, and any prepayment or make-whole payments, costs or expenses. An appropriate adjustment in the Diluted Earnings Per Share amounts in the table below also shall be made for any of the events described in Section 7(a) above.

For purposes of this performance stock unit agreement, the following terms mean for each of the Corporation’s fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014, the following: (i) “Leverage Ratio” means the Net Debt divided by the EBITDA of the Corporation, (ii) “Net Debt” means the Debt minus the cash and cash equivalents of the Corporation, (iii) “Debt” means the “Consolidated Indebtedness” of the Corporation as defined in the Credit Agreement, dated as of June 28, 2011, among Ducommun Incorporated, certain of its subsidiaries, UBS Securities LLC and Credit Suisse Securities (USA) LLC as joint lead arrangers, UBS AG, Stamford Branch as issuing bank, administrative agent and collateral agent, and other lenders party thereto (the “Credit Agreement”), and (iv) “EBITDA” means the “Consolidated EBITDA” of the Corporation as defined in the Credit Agreement.

After the end of the Corporation’s fiscal year ending December 31, 2012, the Committee shall determine the Corporation’s Diluted Earnings Per Share for such fiscal year and the applicable percentage of Target Units earned with respect to such performance measure for such fiscal year, and the Corporation’s Leverage Ratio for such fiscal year and the applicable percentage of Target Units earned with respect to such performance measure for such fiscal year. After the end of the Corporation’s fiscal year ending December 31, 2013, the Committee shall determine the Corporation’s Diluted Earnings Per Share for such fiscal year and the applicable percentage of Target Units earned with respect to such performance measure for such fiscal year, and the Corporation’s Leverage Ratio for such fiscal year and the applicable percentage of Target Units earned with respect to such performance measure for such fiscal year. After the end of the Corporation’s fiscal year ending December 31, 2014, the Committee shall determine the Corporation’s Diluted Earnings Per Share for such fiscal year and the applicable percentage of Target Units earned with respect to such performance measure for such fiscal year, and the Leverage Ratio for such fiscal year and the applicable percentage of Target Units earned with respect to such performance measure for such fiscal year. Subject to the foregoing paragraphs and provided that the Award Holder has remained in the employment or service of the Corporation over the Performance Period, (except in the event of death, permanent disability or retirement as provided above), the number of performance stock units that will vest under this performance stock unit agreement shall be determined in accordance with the following table:

Diluted Earnings Per Share	2012	2013	2014	Total @ Target
Threshold
Vesting % of Target Units	5%	5%	5%
Target(1)
Vesting % of Target Units	16.666%	16.666%	16.666%	50%
Maximum(2)
Vesting % of Target Units	33.333%	33.333%	33.333%

Leverage Ratio	2012	2013	2014
Threshold
Vesting % of Target Units	5%	5%	5%
Target
Vesting % of Target Units	16.666%	16.666%	16.666%	50%
Maximum
Vesting % of Target Units	33.333%	33.333%	33.333%

Total at Target				100%

(1)	Target represents approximately 6% compound annual growth from the 2012 Threshold
(2)	Maximum represents approximately 15% compound annual growth from the 2012 Threshold

In the event that the Corporation’s Diluted Earnings Per Share and/or Leverage Ratio for any fiscal year of the Performance Period falls between two of the percentages listed in the table above, the applicable percentage of Target Units earned based on such achievement shall be determined by linear interpolation. The total number of performance stock units subject to the Award that vest based upon the Corporation’s achievement over the Performance Period (as determined by the Committee) will be equal to the sum of (i) the Vesting Percentage determined by reference to the table above with respect to the Corporation’s Diluted Earnings Per Share for the fiscal year ending December 31, 2012 multiplied by the number of Target Units set forth in Section 1 above, plus (ii) the Vesting Percentage determined by reference to the table above with respect to the Corporation’s Leverage Ratio for the fiscal year ending December 31, 2012 multiplied by the number of Target Units set forth in Section 1 above, plus (iii) the Vesting Percentage determined by reference to the table above with respect to the Corporation’s Diluted Earnings Per Share for the fiscal year ending December 31, 2013 multiplied by the number of Target Units set forth in Section 1 above, plus (iv) the Vesting Percentage determined by reference to the table above with respect to the Corporation’s Leverage Ratio for the fiscal year ending December 31, 2013 multiplied by the number of Target Units set forth in Section 1 above, plus (v) the Vesting Percentage determined by reference to the table above with respect to the Corporation’s Diluted Earnings Per Share for the fiscal year ending December 31, 2014 multiplied by the number of Target Units set forth in Section 1 above, plus (vi) the Vesting Percentage determined by reference to the table above with respect to the Corporation’s Leverage Ratio for the fiscal year ending December 31, 2014 multiplied by the number of Target Units set forth in Section 1 above (such units collectively, the “Vested Units”). Notwithstanding anything herein to the contrary, in no event will more than two hundred percent (200%) of the number of Target Units become vested hereunder. Performance stock units granted under this Award that are not vested and remain subject to forfeiture are referred to herein as “Unvested Units.”